EXHIBIT 23 - CONSENT OF ACCOUNTANTS
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Members of:                    FRANKLIN         Contact Information:
American Institute of CPA's      GRIFFITH &      6330 McLeod Drive, Suite 7
Association of Certified           ASSOCIATES      Las Vegas, Nevada 89120
 Fraud Examiners                                      (702)736-1852 (voice)
Public Company Accounting                               (702) 736-1608 (fax)
 Accounting Oversight Board
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                     INDEPENDENT AUDITORS' CONSENT


We consent to the use of Siam Imports, Inc. on Form 10-KSB of our Auditors' Report, dated March 21, 2005, on the balance sheet of Siam Imports, Inc. as of December 31, 2004 and the related statement of income and accumulated deficit from January 1, 2004 to December 31, 2004, changes in stockholders' equity and cash flows for the year ended December 31, 2004.


/s/ Franklin Griffith & Associates

March 22, 2005
Las Vegas, Nevada